EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2025

ATLANTA, GA (October 20, 2025) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank”), today reported net income of $6.7 million, or $0.54 per diluted share, for the third quarter of 2025, compared to approximately $6.0 million, or $0.57 per diluted share, for the second quarter of 2025, and $7.9 million, or $0.75 per diluted share, for the third quarter of 2024. For the year-to-date period ending September 30, 2025, the Company reported net income of $17.8 million, or $1.58 per diluted share, compared with $16.2 million, or $1.55 per diluted share, for the same period in 2024.

Commenting on the Company’s results, President and Chief Executive Officer, Stephen R. Stone stated, “Following the completion of our initial public offering on July 2, 2025, the Company continued to deliver excellent financial performance through the third quarter of 2025. Loan production continued to be robust with over $137.3 million in new commitments originated during the third quarter of 2025 while maintaining strong asset quality metrics. Given the recent acceleration of mergers and acquisition activity in our markets, we continue to focus on recruiting new bankers to expand our presence within our markets and grow new relationships."

Third Quarter 2025 Performance Highlights:

•
Net income of $6.7 million or $0.54 per diluted share
•
Return on average assets ("ROAA") of 1.20%
•
Return on average equity ("ROAE") of 10.84%; Return on average tangible common equity ("ROATCE") of 11.07%1
•
Net interest margin of 3.58%, an increase of 12 basis points from the second quarter of 2025
•
Efficiency ratio of 55.69% for the third quarter of 2025
•
Loans held for investment ("LHFI") production of $137.3 million in commitments led to LHFI growth of $25.8 million, up 6.7% annualized from the second quarter of 2025
•
Book value per share growth of $0.54, or 10.5% annualized, to $20.91 at September 30, 2025; Tangible book value1 per share growth of $0.61, or 12.2% annualized, to $20.49 at September 30, 2025 from the second quarter of 2025
•
Total shareholders' equity to total assets of 11.10%, compared to 9.43% at June 30, 2025; Tangible common equity1 to tangible assets1 of 10.91%, compared to 9.22% at June 30, 2025
•
Net charge-offs to average loans held for investment of 0.03%
•
Nonperforming assets to total assets of 0.63%; adjusted nonperforming assets to total assets1 of 0.43%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.16%; ACL on LHFI to nonperforming loans of 127.03%
•
Completed initial public offering of 2,035,000 shares on July 2, 2025 with an initial offering price of $21.50. The Company issued 1,700,000 shares for net proceeds of $30.2 million following discounts, commissions, and expenses
•
Redeemed $15.0 million of subordinated debt; recognized $236 thousand of accelerated debt issuance expense

Operating Highlights

Net interest income totaled $19.2 million for the third quarter of 2025, an increase of $1.1 million, or 6.2%, from $18.1 million for the second quarter of 2025 and an increase of $2.2 million, or 13.1% from the third quarter of 2024. The Company’s net interest margin expanded to 3.58% for the third quarter of 2025, a 12 basis point increase from the second quarter of 2025 and a 26 basis point increase from the third quarter of 2024.

The yield on average interest-earning assets for the third quarter of 2025 increased to 6.14% from 6.08% for the second quarter of 2025. This increase was primarily related to an overall yield increase in all categories except a 2 basis point decrease in yield on LHFI albeit with an increased average volume of approximately $37.2 million in the LHFI portfolio quarter over quarter. The yield on available-for-sale securities was positively impacted by $225 thousand of premium recognized on corporate bonds that were called ahead of maturity. Compared to the third quarter of 2024, yields on earning assets decreased 23 basis points to 6.14% from 6.37%. The decrease was primarily attributable to a 37 basis point decrease in LHFI, a 26 basis point decrease in the yield on the loans held for sale ("LHFS") portfolio, and a net decrease in other earning assets categories.

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

The Company’s total cost of funds was 2.79% for the third quarter of 2025, a decrease of 1 basis point and 45 basis points compared with the second quarter of 2025 and third quarter of 2024, respectively. The cost of funds was impacted by the recognition of a $236 thousand debt issuance costs which were accelerated due to redemption of the Company's subordinated debt. Deposit costs decreased 3 basis points during the third quarter of 2025 to 2.72%, compared to 2.75% in the second quarter of 2025. The cost of interest-bearing deposits decreased 4 basis points during the third quarter of 2025 to 3.23%, compared with 3.27% in the second quarter of 2025, reflecting continued repricing of certificates of deposits in the third quarter of 2025.

Noninterest income totaled $2.1 million for the third quarter of 2025, an increase of $305 thousand, or 17.0%, from the second quarter of 2025, primarily attributable to an increase in gain on sale of government guaranteed loans ("GGL"). Noninterest expense totaled $11.9 million for the third quarter of 2025, a decrease of $236 thousand, or 2.0%, from the second quarter of 2025, primarily due to lower other professional fees, offset by a net increase in other noninterest expense categories.

The Company’s effective tax rate for the third quarter of 2025 was 23.2%, compared to 15.1% for the second quarter of 2025 and 22.1% for the third quarter of 2024. The increase in effective tax rate from the second quarter of 2025 was primarily due to a higher recognition of renewable energy tax credits in the second quarter of 2025.

Balance Sheet Trends

Total assets were $2.26 billion at September 30, 2025, an increase of $156.7 million, or 7.5%, from $2.10 billion at December 31, 2024. LHFS were $231.6 million at September 30, 2025, an increase of $57.6 million, or 33.1%, from $174.0 million at December 31, 2024. Gross LHFI were $1.55 billion at September 30, 2025, an increase of $143.5 million, or 10.2%, from $1.41 billion at December 31, 2024.

Total deposits were $1.95 billion at September 30, 2025, an increase of $114.9 million, or 6.3%, from $1.83 billion at December 31, 2024. Noninterest-bearing deposits were $313.6 million at September 30, 2025, or 16.1% of total deposits, compared to $302.9 million, or 16.5% of total deposits, at December 31, 2024. Brokered certificates of deposits, a component of time deposits, were $294.9 million at September 30, 2025, as compared to $274.9 million at December 31, 2024, an increase of $20.0 million, or 7.3%.

Credit Quality

During the third quarter of 2025, the Company recorded a provision (recovery) for credit losses of $653 thousand, compared to $752 thousand and ($1.0) million during the second quarter of 2025 and third quarter of 2024, respectively. The provision expense recorded during the third quarter of 2025 was primarily due to increased loan production and current period net charge-offs, offset by other changes in loss rates and economic factors. The Company's annualized net charge-offs to average LHFI ratio was 0.03% for the third quarter of 2025 as compared to 0.06% and 0.02% during the second quarter of 2025 and third quarter of 2024, respectively.

Nonperforming assets totaled $14.2 million, or 0.63% of total assets, at September 30, 2025 compared to $15.9 million, or 0.76% of total assets at December 31, 2024. The $1.7 million decrease in nonperforming assets at September 30, 2025 from December 31, 2024 was due to the sale of other real estate owned and payments collected on nonaccrual loans during the period. Adjusted nonperforming assets2, which excludes the guaranteed portions of nonaccrual loans, was $9.7 million, or 0.43% of total assets, at September 30, 2025 compared to $11.1 million, or 0.53% of total assets, at December 31, 2024.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605
investorrelations@coastalstatesbank.com

2 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or a deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wards (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2025 (Registration No. 333-287854), relating to our initial public offering, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov.

In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)							Table 1A
	As of and for the Three Months Ended					As of and for the Nine Months Ended
(dollars in thousands except	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
per share amounts)	2025	2025	2025	2024	2024	2025	2024
Selected Operating Data:
Interest income	$32,890	$31,793	$30,024	$30,537	$32,554	$94,707	$93,112
Interest expense	13,700	13,715	13,265	14,266	15,588	40,680	44,061
Net interest income	19,190	18,078	16,759	16,271	16,966	54,027	49,051
Provision (recovery) for credit losses	653	752	629	1,240	(1,023)	2,034	(687)
Noninterest income	2,100	1,795	1,881	1,958	2,961	5,776	2,556
Noninterest expense	11,856	12,092	11,419	10,335	10,830	35,367	31,733
Income tax expense	2,040	1,064	1,542	950	2,236	4,646	4,361
Net income	6,741	5,965	5,050	5,704	7,884	17,756	16,200
Adjusted net income (1)	6,749	5,965	5,050	5,704	7,884	17,764	18,854
Share and Per Share Data:
Basic earnings per share	$0.57	$0.58	$0.49	$0.56	$0.77	$1.64	$1.59
Adjusted basic earnings per share (1)	$0.57	$0.58	$0.49	$0.56	$0.77	$1.64	$1.85
Diluted earnings per share	$0.54	$0.57	$0.47	$0.54	$0.75	$1.58	$1.55
Adjusted diluted earnings per share (1)	$0.54	$0.57	$0.47	$0.54	$0.75	$1.58	$1.81
Book value per share	$20.91	$20.37	$19.67	$19.01	$18.86	$20.91	$18.86
Tangible book value per share (1)	$20.49	$19.88	$19.17	$18.51	$18.35	$20.49	$18.35
Shares of common stock outstanding	11,978,921	10,278,921	10,274,271	10,270,146	10,250,446	11,978,921	10,250,446
Weighted average diluted shares outstanding	12,325,462	10,612,255	10,642,078	10,596,364	10,544,087	11,217,972	10,420,646
Selected Balance Sheet Data:
Total assets	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,255,389	$2,129,346
Securities available-for-sale, at fair value (2)	334,955	331,760	325,478	335,267	355,174	334,955	355,174
Gross loans held for investment	1,552,976	1,527,199	1,472,232	1,409,443	1,409,913	1,552,976	1,409,913
Loans held for sale	231,593	209,101	187,481	174,033	193,938	231,593	193,938
Allowance for credit losses	18,028	17,497	17,104	17,118	15,615	18,028	15,615
Goodwill and other intangible assets	6,186	6,190	6,199	6,386	6,451	6,186	6,451
Total deposits	1,949,672	1,968,301	1,937,693	1,834,802	1,807,315	1,949,672	1,807,315
Core deposits (1)	1,654,764	1,660,409	1,650,358	1,559,904	1,628,706	1,654,764	1,628,706
Other borrowings	25,000	14,753	20,738	41,725	96,712	25,000	96,712
Total Shareholders' equity	250,438	209,365	202,104	195,232	193,303	250,438	193,303

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)							Table 1B
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Performance Ratios:
Pre-tax pre-provision net revenue (PPNR) (1)	$9,434	$7,781	$7,221	$7,894	$9,097	$24,436	$19,874
Return on average assets (ROAA) (2)	1.20%	1.09%	0.97%	1.07%	1.47%	1.09%	1.04%
Adjusted return on average assets (Adj. ROAA) (1)(2)	1.20	1.09	0.97	1.07	1.47	1.09	1.21
Return on average equity (2)	10.84	11.62	10.25	11.65	16.91	10.91	12.30
Adjusted return on average equity (1)(2)	10.85	11.62	10.25	11.65	16.91	10.91	14.32
Return on average tangible common equity (ROATCE) (1)(2)	11.07	11.92	10.52	11.97	17.40	11.17	12.68
Adjusted return on average tangible common equity (Adj. ROATCE) (1)(2)	11.08	11.92	10.52	11.97	17.40	11.18	14.76
Net interest rate spread (2)	2.83	2.76	2.67	2.42	2.48	2.76	2.50
Net interest margin (2)	3.58	3.46	3.38	3.21	3.32	3.48	3.32
Efficiency ratio	55.69	60.85	61.26	56.70	54.35	59.14	61.49
Efficiency ratio, as adjusted (1)	55.66	60.85	61.26	56.70	54.35	59.13	57.62
Noninterest income to average total assets (2)	0.37	0.33	0.36	0.37	0.55	0.35	0.16
Noninterest income to total revenue	9.86	9.03	10.09	10.74	14.86	9.66	4.95
Adjusted noninterest income to total adjusted revenue (1)	9.91	9.03	10.09	10.74	14.86	9.67	10.93
Noninterest expense to average total assets (2)	2.11	2.21	2.19	1.94	2.02	2.17	2.04
Average interest-earning assets to average interest-bearing liabilities	129.16	126.50	126.31	127.90	127.59	127.34	127.63
Average equity to average total assets	11.08	9.37	9.46	9.20	8.70	9.99	8.47
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.03%	0.06%	0.00%	(0.02)%	0.02%	0.03%	0.02%
Net charge-offs to total average loans (2)	0.03	0.05	0.00	(0.02)	0.02	0.03	0.02
Total allowance for credit losses to total LHFI	1.16	1.15	1.16	1.21	1.11	1.16	1.11
Total allowance for credit losses to total loans	1.01	1.01	1.03	1.08	0.97	1.01	0.97
Total allowance for credit losses to nonperforming loans	127.03	118.99	117.11	114.07	184.64	127.03	184.64
Nonperforming loans to gross LHFI	0.91	0.96	0.99	1.06	0.60	0.91	0.60
Nonperforming assets to total assets	0.63	0.66	0.70	0.76	0.44	0.63	0.44
Adjusted nonperforming assets to total assets (1)	0.43	0.46	0.49	0.53	0.21	0.43	0.21
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	91.53%	88.21%	85.65%	86.30%	88.74%	91.53%	88.74%
Noninterest bearing deposits to total deposits	16.08	15.92	15.52	16.51	17.28	16.08	17.28
Total shareholders' equity to total assets	11.10	9.43	9.23	9.30	9.08	11.10	9.08
Tangible common equity to tangible assets (1)	10.91	9.22	9.01	9.08	8.86	10.91	8.86
Tier 1 leverage ratio (3)	11.15	10.22	10.62	10.64	10.26	11.15	10.26
Common equity tier 1 ratio (3)	11.94	11.09	11.55	12.07	11.72	11.94	11.72
Tier 1 risk-based capital ratio (3)	11.94	11.09	11.55	12.07	11.72	11.94	11.72
Total risk-based capital ratio (3)	12.90	12.04	12.52	12.97	12.55	12.90	12.55
Other:
Number of branches	11	11	11	11	11	11	11
Number of full-time equivalent employees	194	188	180	181	181	187	180

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

(2) Represents annualized data.

(3) Ratios are for Coastal States Bank only. Ratios for September 30, 2025 are preliminary.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$20,088	$23,245	$19,380	$37,320	$17,722
Federal funds sold	6,191	20,045	79,153	30,641	43,602
Investment securities (1)	342,990	338,601	332,312	342,750	361,935
Loans held for sale (LHFS)	231,593	209,101	187,481	174,033	193,938
Loans held for investment (LHFI)	1,552,976	1,527,199	1,472,232	1,409,443	1,409,913
Allowance for credit losses on LHFI	(18,028)	(17,497)	(17,104)	(17,118)	(15,615)
Loans held for investment, net	1,534,948	1,509,702	1,455,128	1,392,325	1,394,298
Bank-owned life insurance	47,833	47,373	46,924	46,484	46,044
Premises, furniture and equipment, net	18,186	18,166	17,837	17,796	17,882
Deferred tax asset	16,262	17,211	17,123	18,148	16,772
Goodwill & intangible assets (2)	6,186	6,190	6,199	6,386	6,451
Other assets	31,112	31,611	28,854	32,829	30,702
Total assets	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,129,346

Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest bearing transaction accounts	$313,604	$313,386	$300,678	$302,907	$312,290
Interest-bearing transaction accounts	198,753	209,816	191,452	181,068	183,707
Savings and money market	634,826	628,729	650,050	591,626	654,192
Time deposits	802,489	816,370	795,513	759,201	657,126
Total deposits	1,949,672	1,968,301	1,937,693	1,834,802	1,807,315
Federal Home Loan Bank of Atlanta advances	25,000	-	-	15,000	-
Subordinated debt, net	-	14,753	14,741	14,730	14,718
Revolving commercial line of credit, net	-	-	5,997	11,995	11,994
Federal Reserve Bank - Bank Term Funding Program ("BTFP") advances	-	-	-	-	70,000
Other liabilities	30,279	28,826	29,856	26,953	32,016
Total liabilities	2,004,951	2,011,880	1,988,287	1,903,480	1,936,043

Shareholders' equity
Voting common stock	10,449	8,107	8,102	8,098	8,078
Nonvoting common stock	1,530	2,172	2,172	2,172	2,172
Capital surplus	189,654	159,267	158,997	158,755	158,463
Accumulated income	59,750	53,009	47,044	41,994	36,290
Accumulated other comprehensive loss	(10,945)	(13,190)	(14,211)	(15,787)	(11,700)
Total shareholders' equity	250,438	209,365	202,104	195,232	193,303

Total liabilities and shareholders' equity	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,129,346

(1) No ACL was recognized for the periods presented.

(2) Includes commercial mortgage servicing rights of $1.2 million, $1.1 million, $1.1 million, $1.2 million, and $1.3 million for September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)							Table 3
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Interest income
Interest on cash and due from banks	$129	$111	$135	$122	$131	$375	$412
Interest on federal funds sold	616	698	963	870	1,045	2,277	2,881
Interest and dividends on investment securities	4,125	3,875	3,800	3,994	4,171	11,800	12,052
Interest and fees on LHFS	3,422	3,296	2,819	3,404	2,993	9,537	6,868
Interest and fees on LHFI	24,598	23,813	22,307	22,147	24,214	70,718	70,899
Total interest income	32,890	31,793	30,024	30,537	32,554	94,707	93,112

Interest expense
Deposits	13,274	13,251	12,830	13,498	14,230	39,355	39,945
Other borrowings	426	464	435	768	1,358	1,325	4,116
Total interest expense	13,700	13,715	13,265	14,266	15,588	40,680	44,061

Net interest income	19,190	18,078	16,759	16,271	16,966	54,027	49,051

Provision (recovery) for credit losses	653	752	629	1,240	(1,023)	2,034	(687)
Net interest income after provision for credit losses	18,537	17,326	16,130	15,031	17,989	51,993	49,738

Noninterest income
Mortgage banking related income	299	326	221	391	276	846	813
Interchange and card fee income	238	257	266	210	216	761	658
Service charges on deposit accounts	208	215	211	230	207	634	617
Bank-owned life insurance	461	449	440	440	437	1,350	1,224
Gain on sale of government guaranteed loans	613	265	-	151	1,312	878	1,666
Losses on sale of available-for-sale securities	(10)	-	-	-	-	(10)	(3,465)
Other noninterest income	291	283	743	536	513	1,317	1,043
Total noninterest income	2,100	1,795	1,881	1,958	2,961	5,776	2,556

Noninterest expense
Salaries and employee benefits	6,985	6,997	6,694	6,759	6,727	20,676	19,428
Occupancy and equipment	850	814	788	762	754	2,452	2,233
Data processing	647	653	624	605	548	1,924	1,608
Other professional services	571	973	693	496	358	2,237	1,550
Software and other technology expense	788	719	703	774	671	2,210	1,968
Regulatory assessment	419	344	361	336	344	1,124	955
Other noninterest expense	1,596	1,592	1,556	603	1,428	4,744	3,991
Total noninterest expense	11,856	12,092	11,419	10,335	10,830	35,367	31,733

Net income before taxes	8,781	7,029	6,592	6,654	10,120	22,402	20,561
Income tax expense	2,040	1,064	1,542	950	2,236	4,646	4,361

Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$21,058	$129	2.43%	$20,762	$111	2.14%	$20,317	$131	2.57%
Federal funds sold	52,240	616	4.68%	62,656	698	4.47%	76,290	1,045	5.45%
Investment securities	339,619	4,125	4.82%	338,635	3,875	4.59%	353,121	4,171	4.70%
Loans held for sale	167,424	3,422	8.11%	167,617	3,296	7.89%	142,205	2,993	8.37%
Loans held for investment	1,543,363	24,598	6.32%	1,506,211	23,813	6.34%	1,439,835	24,214	6.69%
Total earning assets	2,123,704	32,890	6.14%	2,095,881	31,793	6.08%	2,031,768	32,554	6.37%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(17,504)			(17,110)			(15,992)
Bank-owned life insurance	47,569			47,119			45,798
Premises, furniture and equipment, net	18,241			18,034			17,751
Deferred tax asset	17,159			17,182			18,255
Goodwill & intangible assets	6,176			6,168			6,257
Other assets	30,633			29,442			26,648
Total noninterest-earning assets	102,274			100,835			98,717
Total assets	$2,225,978			$2,196,716			$2,130,485

Interest-bearing liabilities:
Interest-bearing deposits	$1,631,767	$13,274	3.23%	$1,626,415	$13,251	3.27%	$1,495,726	$14,230	3.78%
Federal Reserve Bank - BTFP	-	-	0.00%	-	-	0.00%	70,000	863	4.90%
Federal funds purchased	-	-	0.00%	38	1	10.56%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	272	3	4.38%	10,000	116	4.65%	-	-	0.00%
Revolving commercial line of credit, net	-	-	0.00%	5,667	112	7.93%	11,994	260	8.62%
Subordinated debt, net	12,191	423	13.77%	14,747	235	6.39%	14,712	235	6.35%
Total interest-bearing liabilities	1,644,230	13,700	3.31%	1,656,867	13,715	3.32%	1,592,432	15,588	3.89%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	306,133			306,330			323,377
Other liabilities	28,927			27,682			29,242
Total noninterest-bearing liabilities	335,060			334,012			352,619
Shareholders' equity	246,688			205,837			185,434
Total liabilities and shareholders' equity	$2,225,978			$2,196,716			$2,130,485
Net interest income		$19,190			$18,078			$16,966
Net interest spread			2.83%			2.76%			2.48%
Net interest margin			3.58%			3.46%			3.32%

Cost of total deposits (1)			2.72%			2.75%			3.11%
Cost of total funding (1)			2.79%			2.80%			3.24%

(1) Includes noninterest bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)						Table 5
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$21,509	$375	2.33%	$20,762	$412	2.65%
Federal funds sold	67,659	2,277	4.50%	68,963	2,881	5.58%
Investment securities	337,852	11,800	4.67%	351,623	12,052	4.58%
Loans held for sale	157,409	9,537	8.10%	107,145	6,868	8.56%
Loans held for investment	1,493,081	70,718	6.33%	1,424,289	70,899	6.65%
Total earning assets	2,077,510	94,707	6.09%	1,972,782	93,112	6.30%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(17,245)			(15,936)
Bank-owned life insurance	47,123			45,380
Premises, furniture and equipment, net	18,044			17,682
Deferred tax asset	17,379			19,570
Goodwill & intangible assets	6,224			6,352
Other assets	29,935			31,315
Total noninterest-earning assets	101,460			104,363
Total assets	$2,178,970			$2,077,145

Interest-bearing liabilities:
Interest-bearing deposits	$1,608,583	$39,355	3.27%	$1,448,419	$39,945	3.68%
Federal Reserve Bank - BTFP	-	-	0.00%	67,701	2,485	4.90%
Federal funds purchased	13	1	10.28%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	3,809	131	4.60%	1,825	77	5.64%
Revolving commercial line of credit, net	5,141	300	7.80%	13,043	849	8.69%
Subordinated debt, net	13,882	893	8.60%	14,700	705	6.41%
Total interest-bearing liabilities	1,631,428	40,680	3.33%	1,545,688	44,061	3.81%
Noninterest-bearing liabilities:
Noninterest bearing deposits	301,997			325,923
Other liabilities	27,944			29,639
Total noninterest-bearing liabilities	329,941			355,562
Shareholders' equity	217,601			175,895
Total liabilities and shareholders' equity	$2,178,970			$2,077,145

Net interest income		$54,027			$49,051
Net interest spread			2.76%			2.49%
Net interest margin			3.48%			3.32%

Cost of total deposits (1)			2.75%			3.01%
Cost of total funding (1)			2.81%			3.14%

(1) Includes noninterest bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 6
	As of the Quarter Ended
	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$106,787	6.9%	$100,528	6.6%	$76,453	5.2%	$72,520	5.2%	$112,275	8.0%
Income producing CRE	371,670	23.9	372,142	24.4	352,693	24.0	321,558	22.8	267,551	19.0
Owner-occupied CRE	96,287	6.2	91,147	6.0	90,204	6.1	94,573	6.7	95,789	6.8
Senior housing	223,719	14.4	236,474	15.5	245,292	16.7	234,081	16.6	231,260	16.4
Commercial and industrial	135,039	8.7	131,716	8.6	145,784	9.8	141,626	10.0	140,290	10.0
Retail Loans
Marine vessels	318,246	20.5	301,327	19.7	284,305	19.3	263,657	18.6	279,689	19.8
Residential mortgages	190,220	12.2	185,527	12.1	176,794	12.0	174,099	12.4	173,392	12.3
Cash value life insurance LOC	90,115	5.8	87,135	5.7	80,503	5.5	86,844	6.2	87,968	6.2
Other consumer	20,893	1.4	21,203	1.4	20,204	1.4	20,485	1.5	21,699	1.5
Gross loans held for investment	$1,552,976	100.0%	$1,527,199	100.0%	$1,472,232	100.0%	$1,409,443	100.0%	$1,409,913	100.0%
Core LHFI	1,492,992		1,464,200		1,406,199		1,342,073		1,341,135
Acquired LHFI (1)	59,984		62,999		66,033		67,370		68,778
Gross loans held for investment	$1,552,976		$1,527,199		$1,472,232		$1,409,443		$1,409,913
Allowance for credit losses on LHFI	18,028		17,497		17,104		17,118		15,615
Net loans held for investment	$1,534,948		$1,509,702		$1,455,128		$1,392,325		$1,394,298
Total loans held-for-sale	231,593		209,101		187,481		174,033		193,938
Total Loans	$1,784,569		$1,736,300		$1,659,713		$1,583,476		$1,603,851

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 7
	As of the Quarter Ended
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Nonaccrual loans	$14,171	$14,611	$14,599	$14,957	$8,408
Past due loans 90 days and still accruing	21	93	6	49	49
Total nonperforming loans	$14,192	$14,704	$14,605	$15,006	$8,457
Other real estate owned	-	-	765	864	864
Total nonperforming assets	$14,192	$14,704	$15,370	$15,870	$9,321
Nonperforming loans to gross LHFI	0.91%	0.96%	0.99%	1.06%	0.60%
Nonaccrual loans to total assets	0.63%	0.66%	0.67%	0.71%	0.39%
Nonperforming assets to total assets	0.63%	0.66%	0.70%	0.76%	0.44%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)							Table 8
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Allowance for credit losses on LHFI
Balance, beginning of period	$17,497	$17,104	$17,118	$15,615	$16,002	$17,118	$15,465
Net charge-offs/(recoveries):
Commercial Loans
Acquisition, development and construction	-	-	-	-	-	-	-
Income producing CRE	-	-	-	-	-	-	-
Owner-occupied CRE	-	-	-	(53)	-	-	-
Senior housing	-	-	-	-	-	-	-
Commercial and industrial	(29)	19	1	3	30	(9)	126
Retail Loans
Marine vessels	-	-	-	-	36	-	36
Residential mortgages	(2)	(2)	(2)	(2)	(7)	(6)	(13)
Cash value life insurance LOC	-	-	-	-	-	-	-
Other consumer	156	191	16	(25)	27	363	24
Total net charge-offs/(recoveries)	$125	$208	$15	$(77)	$86	$348	$173
Provision (recovery) for loan credit losses	656	601	1	1,426	(301)	1,258	323
Balance, ending of period	$18,028	$17,497	$17,104	$17,118	$15,615	$18,028	$15,615
Allowance for credit losses for unfunded commitments
Period beginning balance	$3,499	$3,348	$2,720	$2,906	$3,628	$2,720	$3,916
(Recovery) provision for credit losses	(3)	151	628	(186)	(722)	776	(1,010)
Period ending balance	$3,496	$3,499	$3,348	$2,720	$2,906	$3,496	$2,906
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$21,524	$20,996	$20,452	$19,838	$18,521	$21,524	$18,521
Total loans held for investment	$1,552,976	$1,527,199	$1,472,232	$1,409,443	$1,409,913	$1,552,976	$1,409,913
Credit Analysis
Net charge-offs to average LHFI	0.03%	0.06%	0.00%	(0.02)%	0.02%	0.03%	0.02%
Total allowance for credit losses on LHFI to total LHFI	1.16%	1.15%	1.16%	1.21%	1.11%	1.16%	1.11%
Total allowance for credit losses on LHFI to nonaccrual loans	127.22%	119.75%	117.16%	114.45%	185.72%	127.22%	185.72%
Total allowance for credit losses on LHFI to total nonperforming loans	127.03%	118.99%	117.11%	114.07%	184.64%	127.03%	184.64%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 9
	As of the Quarter Ended
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Acquisition, development and construction (1)
Pass	$106,787	$100,528	$76,453	$72,520	$112,275
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$106,787	$100,528	$76,453	$72,520	$112,275
Income producing CRE (1)
Pass	$370,788	$371,255	$352,281	$321,146	$262,287
Special mention	-	-	-	-	4,852
Substandard	882	887	412	412	412
Total income producing	$371,670	$372,142	$352,693	$321,558	$267,551
Owner-occupied CRE (1)
Pass	$86,533	$81,244	$83,711	$87,906	$89,133
Special mention	3,579	3,612	-	-	1,838
Substandard	6,175	6,291	6,493	6,667	4,818
Total owner occupied	$96,287	$91,147	$90,204	$94,573	$95,789
Senior housing (1)
Pass	$205,330	$217,971	$208,922	$190,084	$184,178
Special mention	12,006	12,078	24,814	25,025	17,493
Substandard	6,383	6,425	11,556	18,972	29,589
Total senior housing	$223,719	$236,474	$245,292	$234,081	$231,260
Commercial and industrial (2)
Pass	$128,468	$124,979	$141,202	$136,878	$135,476
Special mention	2,402	2,199	-	36	189
Substandard	4,169	4,538	4,582	4,712	4,625
Total non-real estate	$135,039	$131,716	$145,784	$141,626	$140,290
Marine vessels (2)
Performing	$318,246	$301,327	$284,305	$263,657	$279,689
Nonperforming	-	-	-	-	-
Total marine vessels	$318,246	$301,327	$284,305	$263,657	$279,689
Residential mortgages (2)
Performing	$190,059	$185,162	$176,633	$173,834	$173,122
Nonperforming	161	365	161	265	270
Total residential mortgages	$190,220	$185,527	$176,794	$174,099	$173,392
Cash value life insurance LOC (2)
Performing	$90,115	$87,135	$80,503	$86,844	$87,968
Nonperforming	-	-	-	-	-
Total cash value life insurance LOC	$90,115	$87,135	$80,503	$86,844	$87,968
Other consumer (2)
Performing	$20,872	$21,203	$20,204	$20,442	$21,699
Nonperforming	21	-	-	43	-
Total other consumer	$20,893	$21,203	$20,204	$20,485	$21,699
Gross loans held for investment	$1,552,976	$1,527,199	$1,472,232	$1,409,443	$1,409,913

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common equity, tangible book value per share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, pre-tax, pre-provision net revenue, adjusted return on average assets, adjusted return on average equity, efficiency ratio, as adjusted, adjusted return on average tangible common equity, adjusted noninterest income to total revenue, and tangible common equity to tangible assets are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, basic earnings per share, diluted earnings per share, net income, return on average assets, return on average equity, the efficiency ratio, return on average equity, noninterest income to total revenue, total common equity to total assets, respectively.

Management believes that that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)							Table 10A
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Tangible Common Equity:
Total shareholders' equity	$250,438	$209,365	$202,104	$195,232	$193,303	$250,438	$193,303
Less: Goodwill and intangibles	(6,186)	(6,190)	(6,199)	(6,386)	(6,451)	(6,186)	(6,451)
Adjusted for: Mortgage servicing rights	1,156	1,122	1,093	1,237	1,258	1,156	1,258
Tangible Common Equity	$245,408	$204,297	$196,998	$190,083	$188,110	$245,408	$188,110
Common shares outstanding	11,978,921	$10,278,921	10,274,271	10,270,146	10,250,446	11,978,921	10,250,446
Book value per common share	20.91	20.37	19.67	19.01	18.86	20.91	18.86
Tangible book value per common share	20.49	19.88	19.17	18.51	18.35	20.49	18.35
Tangible assets:
Total assets	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,255,389	$2,129,346
Less: Goodwill and intangibles	(6,186)	(6,190)	(6,199)	(6,386)	(6,451)	(6,186)	(6,451)
Adjusted for: Mortgage servicing rights	1,156	1,122	1,093	1,237	1,258	1,156	1,258
Tangible assets	$2,250,359	$2,216,177	$2,185,285	$2,093,563	$2,124,153	$2,250,359	$2,124,153
Tangible common equity to tangible assets	10.91%	9.22%	9.01%	9.08%	8.86%	10.91%	8.86%

ROATCE / Adjusted ROATCE (unaudited)							Table 10B
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Average shareholders' equity	246,688	205,837	199,763	194,724	185,434	217,601	175,895
Return on average shareholders' equity (1)	10.84%	11.62%	10.25%	11.65%	16.91%	10.91%	12.30%
Average Tangible Common Equity:
Average shareholders' equity	$246,688	$205,837	$199,763	$194,724	$185,434	$217,601	$175,895
Less: Average goodwill and intangibles	(6,176)	(6,168)	(6,328)	(6,432)	(6,257)	(6,224)	(6,352)
Adjusted for: Average mortgage servicing rights	1,128	1,082	1,198	1,263	1,041	1,136	1,089
Average tangible common equity	$241,640	$200,751	$194,633	$189,555	$180,218	$212,513	$170,632
Return on average tangible common (1) shareholders' equity	11.07%	11.92%	10.52%	11.97%	17.40%	11.17%	12.68%
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	8	-	-	-	-	8	2,654
Adjusted net income	$6,749	$5,965	$5,050	$5,704	$7,884	$17,764	$18,854
Average tangible common equity	$241,640	$200,751	$194,633	$189,555	$180,218	$212,513	$170,632
Adjusted return on average tangible common equity (1)	11.08%	11.92%	10.52%	11.97%	17.40%	11.18%	14.76%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Efficiency Ratio, as Adjusted / Noninterest Income to Total Revenue (unaudited)							Table 10C
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
GAAP-based efficiency ratio	55.69%	60.85%	61.26%	56.70%	54.35%	59.14%	61.49%
Net interest income	$19,190	$18,078	$16,759	$16,271	$16,966	$54,027	$49,051
Noninterest income	2,100	1,795	1,881	1,958	2,961	5,776	2,556
Adjusted for:
Loss on sale of AFS securities (1)	10	-	-	-	-	10	3,465
Adjusted revenue	$21,300	$19,873	$18,640	$18,229	$19,927	$59,813	$55,072
Total noninterest expense	11,856	12,092	11,419	10,335	10,830	35,367	31,733
Adjusted noninterest expense	$11,856	$12,092	$11,419	$10,335	$10,830	$35,367	$31,733
Efficiency ratio, as adjusted	55.66%	60.85%	61.26%	56.70%	54.35%	59.13%	57.62%
Noninterest income to total revenue	9.86%	9.03%	10.09%	10.74%	14.86%	9.66%	4.95%
Adjusted noninterest income to total adjusted revenue	9.91%	9.03%	10.09%	10.74%	14.86%	9.67%	10.93%

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Assets (unaudited)							Table 10D
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Average assets	2,225,978	2,196,716	2,111,196	2,117,357	2,130,485	2,178,970	2,077,145
Return on average assets (1)	1.20%	1.09%	0.97%	1.07%	1.47%	1.09%	1.04%
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	8	-	-	-	-	8	2,654
Adjusted net income	$6,749	$5,965	$5,050	$5,704	$7,884	$17,764	$18,854
Average assets	$2,225,978	$2,196,716	$2,111,196	$2,117,357	$2,130,485	$2,178,970	$2,077,145
Adjusted return on average assets (1)	1.20%	1.09%	0.97%	1.07%	1.47%	1.09%	1.21%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Shareholders' Equity (unaudited)							Table 10E
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Average shareholders' equity	246,688	205,837	199,763	194,724	185,434	217,601	175,895
Return on average shareholders' equity (1)	10.84%	11.62%	10.25%	11.65%	16.91%	10.91%	12.30%
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	8	-	-	-	-	8	2,654
Adjusted net income	$6,749	$5,965	$5,050	$5,704	$7,884	$17,764	$18,854
Average shareholders' equity	$246,688	$205,837	$199,763	$194,724	$185,434	$217,601	$175,895
Adjusted return on average shareholders' equity (1)	10.85%	11.62%	10.25%	11.65%	16.91%	10.91%	14.32%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income / Adjusted Basic EPS / Adjusted Diluted EPS (unaudited)							Table 10F
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Average common shares outstanding - basic	11,941,965	10,277,721	10,273,125	10,250,446	10,250,446	10,837,050	10,180,788
Basic earnings per share	$0.57	$0.58	$0.49	$0.56	$0.77	$1.64	$1.59
Average common shares outstanding - diluted	12,325,462	10,612,255	10,642,078	10,596,364	10,544,087	11,217,972	10,420,646
Diluted earnings per share	$0.54	$0.57	$0.47	$0.54	$0.75	$1.58	$1.55
Net income	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Adjusted for:
Loss on sale of AFS securities, net of tax (1)	8	-	-	-	-	8	2,654
Adjusted net income	$6,749	$5,965	$5,050	$5,704	$7,884	$17,764	$18,854
Adjusted basic earnings per share	$0.57	$0.58	$0.49	$0.56	$0.77	$1.64	$1.85
Adjusted diluted earnings per share	$0.54	$0.57	$0.47	$0.54	$0.75	$1.58	$1.81

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Nonperforming Assets to Total Assets (unaudited)							Table 10G
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Total nonperforming assets	$14,192	$14,704	$15,370	$15,870	$9,321	$14,192	$9,321
Total assets	2,255,389	2,221,245	2,190,391	2,098,712	2,129,346	2,255,389	2,129,346
GAAP-based nonperforming assets to total assets	0.63%	0.66%	0.70%	0.76%	0.44%	0.63%	0.44%
Total nonperforming assets	$14,192	$14,704	$15,370	$15,870	$9,321	$14,192	$9,321
Adjusted for:
Guaranteed portions of nonaccrual loans	4,457	4,583	4,692	4,811	4,916	4,457	4,916
Adjusted total nonperforming assets	$9,735	$10,121	$10,678	$11,059	$4,405	$9,735	$4,405
Total assets	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,255,389	$2,129,346
Adjusted nonperforming assets to total assets	0.43%	0.46%	0.49%	0.53%	0.21%	0.43%	0.21%

PPNR (unaudited)							Table 10H
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Net income (GAAP-based)	$6,741	$5,965	$5,050	$5,704	$7,884	$17,756	$16,200
Plus:
Income tax expense	2,040	1,064	1,542	950	2,236	4,646	4,361
Provision (recovery) for credit losses	653	752	629	1,240	(1,023)	2,034	(687)
Pre-tax, pre-provision net revenue	$9,434	$7,781	$7,221	$7,894	$9,097	$24,436	$19,874

Core Deposits (unaudited)							Table 10I
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Total Deposits	$1,949,672	$1,968,301	$1,937,693	$1,834,802	$1,807,315	$1,949,672	$1,807,315
Less:
Brokered CDs	294,908	307,892	287,335	274,898	178,609	294,908	178,609
Core deposits (1)	$1,654,764	$1,660,409	$1,650,358	$1,559,904	$1,628,706	$1,654,764	$1,628,706

(1) The Company defines its core deposits as total deposits, less brokered certificates of deposits.